EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 18, 2015, with respect to the financial statement of Advisors Disciplined Trust 1550, comprising Bahl & Gaynor Income Growth Portfolio, Series 2015-4Q, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-206387) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".


                                /s/ GRANT THORNTON LLP


Chicago, Illinois
November 18, 2015